UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transaction between INmune Bio Inc. and Xencor Inc.

As previously reported by INmune Bio, Inc. (the “Company”) a Nevada corporation, the Company and Xencor, Inc. (“Xencor”) entered into a Stock Issuance agreement dated as of October 3, 2017, as amended (the “Stock Issuance Agreement”), pursuant to which Xencor was entitled to, among other things, certain registration rights , (ii) that certain Voting Agreement, dated as of October 3, 2017 (the “Voting Agreement”), pursuant to which Xencor was afforded, among other things, representation on the Company’s board of directors and (iii) that certain License Agreement dated of October 3, 2017 (as amended as of the date hereof, the “License Agreement”), pursuant to which Xencor granted the Company a license to certain intellectual property rights of Xencor as more fully set forth therein (the “Licensed Rights”). Pursuant to the Stock Issuance Agreement, as partial consideration for the Licensed Rights, the Company granted Xencor the option to purchase up to an additional number of shares of Common Stock that equals 10.0% of the then Fully Diluted Company Shares (as defined in the Stock Issuance Agreement) for an aggregate purchase price of $10,000,000 (the “Option”).

On June 10, 2021, the Company and Xencor entered into an Option Cancellation Agreement (the “Option Cancellation Agreement”). Pursuant to the Option Cancellation Agreement, the Company and Xencor agreed that the Option would be cancelled in exchange for the payment of $15,000,000 in cash and the issuance of to Xencor of such number of shares of the Company’s Common Stock as shall equal $3,300,000 divided by the last sale price of the Company’s Common Stock as reported by the Nasdaq Stock Market on the Closing Date, which resulted in the issuance of 192,533 shares of the Company’s common stock to Xencor. The Closing for the Option cancellation occurred on June 10, 2021 and at that time the Option was cancelled, and the Voting Agreement and Stock Issuance Agreement were deemed terminated.

On June 10, 2021, the Company and Xencor entered into a First Amendment to License Agreement pursuant to which, among other things, Section 3.2 of the License Agreement was amended to change the due diligence milestones. The Option Cancellation agreement contains a mutual release between the Company and Xencor. Pursuant to the Option Cancellation Agreement the Company agreed to file a registration statement agreement to register the shares of common stock issuable to Xencor pursuant to the Option Cancellation Agreement.

Transaction with Silicon Valley Bank

On June 10, 2021, the Company entered into a Loan and Security Agreement with Silicon Valley Bank a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB, as a lender, (c) SVB Innovation Credit Fund VIII, L.P., a Delaware limited partnership (“SVB Capital”), as a lender (SVB and SVB Capital are referred to herein collectively as the “Lenders”). Pursuant to the Loan and Security Agreement on June 10, 2021 the Lenders made a term loan advice to the Company in the amount of $15,000,000 (the “Initial Loan Amount”). Additionally, under the Loan and Security Agreement at any time during the term of the Loan and Security Agreement the Company may request that the Lenders make one additional term loan advance to the Company in the amount of $5,000,000.

The Company shall repay the aggregate outstanding term loan advances in thirty consecutive equal monthly installments of principal plus monthly payments of accrued interest rate provided however if the Company achieves the Equity Event (as defined in the Loan and Security Agreement) the Company shall repay the outstanding loan advances in eighteen consecutive equal monthly installments of principal plus monthly payments of accrued interest.

The outstanding principal amount of any term loan advance shall accrue interest at a floating rate per annum equal to greater of (A) seven and three-quarters percent (7.75%) and (B) the Prime Rate plus the Prime Rate Margin (as defined in the Loan and Security Agreement”). An additional payment of 6.50% of the Advanced Amount shall be due upon the earlier of the termination of the facility or the maturity date. The maturity date for the term loan is January 1, 2025.

Pursuant to the Loan and Security Agreement the Company granted the Agent for the benefit of the Lenders a security interest in the assets of the Company.

The Initial Loan Amount was used to fund the consideration for the cash portion of the cancellation of the Option.

The Loan and Security Agreement includes certain covenants and customary events of default including in the event that the Company does not timely make payments of interest and principal or fails to perform its any obligations under the Loan and Security Agreement. If there is an event of default the Lenders may, among other things, declare all of the Obligations (as defined in the Loan and Security Agreement) under the Loan and Security Agreement immediately due and payable.

The Company may prepay all but not less than all of the Term Loan Advances by paying all outstanding principal plus accrued and unpaid interest and paying the Prepayment Premium (as defined in the Loan and Security Agreement).

In connection with the execution of the Loan and Security Agreement the Company issued the Lenders. warrants to purchase 45,386 shares of the Company’s common stock at an exercise price of $14.05 per share. The warrants terminate on June 10, 2031.

The foregoing descriptions of the Option Cancellation Agreement, the First Amendment to the License Agreement, the Loan and Security Agreement, and the Warrants do not purport to be complete and are qualified in their entirety by reference of the complete text thereof, forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Transaction between INmune Bio and Xencor Inc. is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Transaction with the Silicon Valley Bank Transaction is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8- is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021 David Szymkowski resigned as a member of the board of directors of the Company. Mr. Szymkowski is a Vice President of Preclinical Operations of Xencor. Mr. Szymkowski did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 8.01. Other Events.

On June 14, 2021, the Company issued a press release announcing the purchase of the Option and entry into the Loan and Security Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith.

Exhibit No	Description

10.1	Option Cancellation Agreement between INmune Bio Inc. and Xencor, Inc.

10.2	First Amendment to License Agreement

10.3	Loan and Security Agreement

10.4	Warrant to Purchase Common Stock issued to SVB Innovation Credit Fund VIII, L.P.

10.5	Warrant to Purchase Common Stock issued to Silicon Valley Bank

99.1	Press Release dated June 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: June 15, 2021	By:	/s/ David Moss
David Moss
Chief Financial Officer

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